UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2023 (August 11, 2023)

Commission File Number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	80-0872648 (IRS Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Credit Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 11, 2023 (the “Closing Date”), GREC Warehouse Holdings 1 LLC (“Borrower”), an indirect, wholly-owned subsidiary of Greenbacker Renewable Energy Company LLC (the “Company”), entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with the guarantors from time to time party thereto (“Guarantors”), the letter of credit issuers from time to time party thereto (the “LC Issuers”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, as sole lead arranger and bookrunner (“Wells Fargo Securities”). Wells Fargo Securities serves as sustainability structuring agent, and Wilmington Trust, National Association serves as collateral agent. The Credit Agreement provides for aggregate commitments of up to $75,000,000, as may be increased up to $250,000,000, for secured revolving loans and letter of credit issuances (the “Credit Facility”).

The proceeds of the Credit Facility are intended to be used by Borrower to support the construction and operation of the solar photovoltaic generation facilities, solar photovoltaic generation plus storage facilities or standalone storage facilities and all components and other facilities ancillary thereto (“Facilities”) owned directly or indirectly by Borrower and provide (i) letters of credit to satisfy credit support obligations with respect to Facilities owned directly or indirectly by Borrower or its affiliates and (ii) funds for other purposes not prohibited by the Credit Agreement or the other loan documents.

Loans under the Credit Facility bear interest at a rate per annum equal to (i) in the case of term Secured Overnight Financing Rate (SOFR) loans, a rate based on the forward-looking term rate using SOFR administered by CME Group Benchmark Administration Limited, plus the Applicable Margin (as defined below) from time to time in effect; or (ii) in the case of base rate loans, the Applicable Margin plus the Alternate Base Rate (as defined below) from time to time in effect. The “Applicable Margin” is equal to either 2.025% through the Closing Date to (but not including) the second anniversary of the Closing Date or 2.275% from and after the second anniversary of the Closing Date. The “Alternate Base Rate” is, for any day, a rate per annum equal to the greatest of the (a) base rate (which is the prime commercial rate established by the administrative agent), (b) sum of the federal funds rate (as determined by the administrative agent to be the average of the rates per annum quoted to the administrative agent by three or more federal funds brokers for sale to the administrative agent at face value of federal funds in the secondary market) plus 0.5% and (c) sum of the term SOFR in effect for such day for a deposit in dollars with a maturity of one month plus 1%, provided that the Alternate Base Rate shall never be less than 1%. Borrower must also pay a commitment fee of 0.50% per annum on the aggregate unused commitments.

Loans under the Credit Facility will mature on the earliest of (i) the third anniversary of the Closing Date and (ii) the date of an earlier mandatory prepayment or termination upon the occurrence of a specified event in the Credit Agreement, and (iii) the date of indefeasible prepayment in full by Borrower of all credit obligations outstanding under the Credit Agreement.

Borrowings under the Credit Facility are secured by (a) the equity interest held by Greenbacker Renewable GREC Warehouse Pledgor LLC, an indirect wholly-owned subsidiary of the Company, in Borrower and (b) the equity interests held by Borrower in Borrower’s wholly-owned subsidiaries, subject to certain exceptions for subsidiaries directly owning Facilities and tax equity vehicles. Subject to the exceptions stated in the Credit Agreement, all of Borrower’s payment obligations under the Credit Facility are guaranteed by the Guarantors until such Guarantor has been released pursuant to the terms of the Credit Agreement.

The Credit Agreement contains customary representations and warranties of Borrower. The Credit Agreement also contains various restrictions and covenants applicable to Borrower and its subsidiaries, including negative covenants that limit or restrict dividends, indebtedness, mergers and fundamental changes, acquisitions, asset sales, liens and encumbrances, transactions with affiliates, and other matters customarily restricted in such agreements.

The Credit Agreement contains events of default customary for facilities of this type. Upon the occurrence of certain events of default, the administrative agent may, and at the instruction of the Lender(s), among other remedies, suspend the commitments of Lenders and any obligation of the letter of credit issuer to make letter of credit extensions, terminate the commitments of Lenders and any obligation of the letter of credit issuer to make letter of credit extensions, and declare the outstanding loans and other obligations under the Credit Facility immediately due and payable.

The foregoing descriptions of the Credit Agreement and the Credit Facility are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2023.

On August 17, 2023, the Company issued a press release announcing the entry into the Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release by Greenbacker Renewable Energy Company LLC, dated August 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2023	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer